UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 16, 2009


                                West Marine, Inc.

                 ----------------------------------------------

             (Exact name of registrant as specified in its charter)


    Delaware                    0-22512                     77-0355502
----------------             ---------------            ------------------
(State or other              (Commission                (I.R.S. Employer
 jurisdiction of              File Number                Identification No.)
 incorporation)



                               500 Westridge Drive
                          Watsonville, California 95076
      ---------------------------------------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)


                                 (831) 728-2700
                             -----------------------
              (Registrant's Telephone Number, Including Area Code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On July 16, 2009, West Marine, Inc. announced its net revenues for the 13-week period (second quarter) ended July 4, 2009 and for the 26-week period ended July 4, 2009. A copy of this press release is attached hereto as Exhibit 99.1.

The information required to be furnished pursuant to Item 2.02 and Exhibit 99.1 of this report shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, except if we specifically incorporate it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.


Item 9.01.   Financial Statements and Exhibits.

             (a) Not Applicable.

             (b) Not Applicable.

             (c) Not Applicable.

             (d) Exhibit:

                     99.1  Press Release dated July 16, 2009
                           (furnished pursuant to Item 2.02).

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    WEST MARINE, INC.



Date:  July 16, 2009                By:  /s/ Thomas R. Moran
                                         --------------------------------
                                         Thomas R. Moran
                                         Senior Vice President and
                                         Chief Financial Officer

                                                                    Exhibit 99.1


[West Marine Logo]




                WEST MARINE REPORTS SECOND QUARTER 2009 REVENUES


WATSONVILLE, Calif.--(BUSINESS WIRE)--July 16, 2009 - West Marine, Inc. (Nasdaq: WMAR) today reported net revenues for the thirteen weeks ended
July 4, 2009 of $215.4 million, a decrease of $11.3 million, or 5.0%, from net revenues of $226.7 million a year ago. This was primarily driven by store closures in 2008 and the first six months of 2009, which stores accounted for $10.5 million of net revenues last year, partially offset by $6.2 million of net revenues from new stores. Comparable store sales decreased by $2.0 million or 1.0%. Comparable store sales for the second quarter benefited by $8.4 million, or 4.2%, because the 53 weeks in fiscal 2008 resulted in a favorable fiscal calendar shift. West Marine's sales typically build week-over-week leading up to the peak of boating season and the fiscal calendar shift meant there were more peak season days in the second quarter of this year, which benefited comparable store sales. In addition to the calendar shift impact, the Fourth of July holiday moved from the third fiscal quarter in 2008 to the second fiscal quarter in 2009.

Geoff Eisenberg, Chief Executive Officer of West Marine, said, "We are pleased that sales in the second quarter exceeded our plans. While the sale of new boats has continued to be soft and the areas of our business that support that industry segment continue to suffer, we have benefited from an increase in boat usage in some markets, a shift towards more "Do it Yourself" purchases given the current economic environment, and a positive reaction to our focus on core boating parts and accessories in support of these trends. We have also benefited from changes in the competitive landscape as well as our ability to fund inventory investments while some others in our industry have not had that flexibility.

I'm especially pleased with our Associates' reinvigorated commitment to serving Customers and maximizing sales opportunities. And finally, the performance of the two new flagship prototype stores opened earlier in the year has been very good, and this continues to validate our strategies around real estate optimization and merchandise assortments."

Net revenues in the Stores segment for second quarter of 2009 were $194.7 million, a decrease of $5.0 million, or 2.5%, compared to same period last year. The revenue decrease was primarily driven by store closures in 2008 and the first six months of 2009, which stores accounted for $10.3 million of net revenues last year, partially offset by a $6.2 million of net revenues from new stores, with comparable store sales decreasing by $2.0 million. Port Supply (wholesale) segment revenues through the distribution centers for the second quarter of 2009 were $8.9 million, a decrease of $3.9 million, or 30.5%, compared to the same period last year. Port Supply sales to wholesale customers through store locations are included in the Stores segment. Net revenues in the Direct Sales segment for the second quarter of 2009 were $11.8 million, a decrease of $2.5 million, or 17.2%, compared to same period last year.

Net sales for the twenty-six weeks ended July 4, 2009 were $316.3 million, a decrease of $23.6 million, or 6.9%, from net sales of $339.9 million for the same period a year ago, primarily due to stores that were closed in 2008 and the first six months of 2009, which stores accounted for $14.6 million in net revenues last year, and a $8.1 million decrease in comparable store sales. New stores partially offset the sales declines, with an impact of $7.9 million. Comparable store sales for the twenty-six weeks ended July 4, 2009 decreased 2.9%. Comparable store sales for the first half of 2009 benefited by $13.3 million, or 4.4%, primarily because of the fiscal calendar shift described above.


ABOUT WEST MARINE

West Marine, the largest specialty retailer of boating supplies and accessories, has 342 stores located in 38 states, Puerto Rico, Canada and two franchised stores located in Turkey. Our call center and Internet channels offer customers approximately 50,000 products and the convenience of exchanging catalog and Internet purchases at our store locations. Our Port Supply division is one of the largest wholesale distributors of marine equipment serving boat manufacturers, marine services, commercial vessel operators and government agencies. For more information on West Marine's products and store locations, or to start shopping, visit westmarine.com or call 1-800-BOATING (1-800-262-8464).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes "forward-looking statements" within the meaning of
Section 21E of the Securities Exchange Act of 1934, including statements concerning statements that are predictive or express expectations that depend on future events or conditions that involve risks and uncertainties. These forward looking statements include, among other things, expectations relating to our business strategies and our ability to maintain or gain market share in a challenging economic environment, as well as facts and assumptions underlying these expectations. Actual results may differ materially from the preliminary expectations expressed or implied in these forward-looking statements due to various risks, uncertainties or other factors, including those set forth in West Marine's Form 10-K for the fiscal year ended January 3, 2009. Except as required by applicable law, West Marine assumes no responsibility to update any forward-looking statements as a result of new information, future events or otherwise.



Tom Moran
Senior Vice President and Chief Financial Officer
(831) 761-4229